EXHIBIT 99.12
WRITTEN CONSENT IN LIEU
OF SPECIAL MEETING OF BOARD OF DIRECTORS

    The Undersigned, being the sole members of the board of directors of Equity Growth Systems, inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and with information thereon, including copies of its current articles of incorporation and bylaws publicly available on the Securities and Exchange Commission's Internet web site through the EDGAR system (the "Corporation"), pursuant to authority granted under Section Sections 141(f) or 228 of the Delaware General Corporation Law, and as permitted by the Corporation's constituent instruments, hereby take the following actions and adopt the following resolutions:


                            WITNESSETH:

    RESOLVED, that the following persons are hereby elected, effective immediately to serve as members of the Corporation's Board of Directors, to serve in such positions starting on the first business day following the date of this instrument until their successors assume their office immediately following the next annual meeting of the Corporation's stockholders, or until their resignations are earlier accepted:

    Name
    Edward Granville-Smith *
    Charles J. Scimeca *
    Anthony Q. Joffe
    Penny Field
    G. Richard Chamberlin, and be it FURTHER
------
    Re-elected.


    RESOLVED, that Leonard Miles Tucker, a resident of Boca Raton, Florida, be authorized to open financial accounts at banks, savings and loan associations and securities brokerage firms, on behalf of the Corporation, and that he be designated as the appropriate signatory for the Corporation on any such accounts, and be it FURTHER

    RESOLVED, that the Corporation transfer all funds and securities currently held in financial accounts into accounts established by Mr. Tucker pursuant to authorization of this instrument.
    IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed, effective as of the 6th day of November, 1998.

                    Equity Growth Systems, inc.
                       A Delaware Corporation

                   ------------------------------
                       Edward Granville-Smith
                              Director

                   ------------------------------
                         Charles J. Scimeca
                              Director

                                      163